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                                                                     EXHIBIT 9.A

                                 SECURITY LIFE
                                DENVER COLORADO

Eugene L. Copeland
Senior Vice President,
General Counsel and Secretary

November 18, 1993


Security Life of Denver
Insurance Company
Security Life Center
1290 Broadway
Denver, Colorado 80203-5699

Dear Sirs:

This opinion is furnished in connection with the Form N-4 Registration Statement being filed by Security Life of Denver Insurance Company ("Security Life") under the Securities Act of 1933, as amended (the "Act"), for the offering of units of interest ("Units") in Separate Account Al under The Fulcrum Fund individual deferred variable annuity contract ("Contract") to be issued by Security Life. The securities being registered under the Act are to be offered in the manner described in the Registration Statement.

I have supervised the examination of all such corporate records of Security Life and such other documents and such laws as I consider appropriate as a basis for the opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

1. Security Life is a corporation duly organized and validly existing under the laws of the State of Colorado.

2. Separate Account Al was duly created as a separate investment account of Security Life pursuant to the laws of the State of Colorado.

3. The assets of Separate Account Al will be owned by Security Life. Under Colorado law and the provisions of the Contract, the income, gains and losses, whether or not realized, from assets allocated to Separate Account Al must be credited to or charged against such Account, without regard to the other income, gains or losses of Security Life.

4. The Contract provides that the assets of Separate Account Al may not be charged with liabilities arising out of any other business Security Life may conduct, except to the extent that assets of Separate Account Al exceed its liabilities arising under the Contract.
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November 18, 1993
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5.  The Contract and the Units in Separate Account Al to be issued under the
    Contract have been duly authorized by the corporation; and the Contract, including the Units thereunder, when issued and delivered, will constitute validly issued and binding obligations of Security Life in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

Very truly yours,


/s/ Eugene L. Copeland
Senior Vice President
Secretary and General Counsel